Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 our reports dated September 20, 2021 relating to the financial statements of Decarbonization Plus Acquisition Corporation III which is contained in that prospectus, and to the references to our Firm under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 17, 2021